EXHIBIT 99.2

Rocket Companies Announces Offering of Senior Notes due 2026 and Senior Notes due 2033

DETROIT, Sept. 21, 2021 – Rocket Companies, Inc. (NYSE:RKT) (the “Company” or “Rocket Companies”), a Detroit-based holding company consisting of tech-driven real estate, mortgage and financial services businesses – including Rocket Mortgage, Rocket Homes and Rocket Auto – today announced its subsidiaries, Rocket Mortgage, LLC (the “Issuer”) and Rocket Mortgage Co-Issuer, Inc. (the “Co-Issuer” and, together with the Issuer, the “Issuers”), are proposing to issue and sell $1.5 billion aggregate principal amount of senior notes due 2026 and senior notes due 2033 (collectively, the “Notes”) in an offering that will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) (the “Offering”). The Notes will be jointly and severally guaranteed on a senior unsecured basis by all of the Issuers’ domestic subsidiaries that guarantee the Issuer’s existing notes.

The Issuer expects to use the net proceeds from the Offering (i) to purchase, in a separately announced tender offer and consent solicitation (the “Tender Offer”), any and all of the $1.01 billion outstanding principal amount of the Issuer’s 5.250% Senior Notes due 2028 at the applicable tender prices, plus accrued and unpaid interest, (ii) to pay fees and expenses related to the Offering and the Tender Offer, and (iii) for general corporate purposes.

The Notes are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States, to non-U.S. investors pursuant to Regulation S. The Notes and related guarantees will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or in a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. This press release does not constitute an offer to purchase or the solicitation of an offer to sell, and it is not a solicitation of consents with respect to, the 5.250% Senior Notes due 2028.

About Rocket Companies

Rocket Companies is a Detroit-based holding company consisting of personal finance and consumer service brands including Rocket Mortgage, Rocket Homes, Rocket Loans, Rocket Auto, Rock Central, Amrock, Core Digital Media, Rock Connections, Lendesk and Edison Financial. Since 1985, Rocket Companies has been obsessed with helping its clients achieve the American dream of home ownership and financial freedom. Rocket Companies offers an industry-leading client experience powered by our simple, fast, and trusted digital solutions. Rocket Companies has approximately 26,000 team members across the United States and Canada. Rocket Companies ranked #5 on Fortune’s list of the “100 Best Companies to Work For” in 2021 and has placed in the top third of the list for 18 consecutive years.

Forward-Looking Statements

Some of the statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are generally identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. These forward-looking statements reflect our views with respect to future events as of the date of this release and are based on our management's current expectations, estimates, forecasts, projections, assumptions, beliefs and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in other filings. We expressly disclaim any obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

Investor Relations Contacts:

Sharon Ng

ir@rocketcompanies.com

(313) 373-7990

Media Contact:

Aaron Emerson

aaronemerson@rockcentraldetroit.com

(313) 373-3035

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